Exhibit 99.1

Safety Shot Provides Business Update from CEO Jarrett Boon

SCOTTSDALE, Ariz., March 31, 2025 (GLOBE NEWSWIRE) – Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or the “Company”), a wellness and dietary supplement company, today provides a business update from CEO Jarrett Boon.

To our valued stakeholders,

As we close out a transformational year at Safety Shot, I want to share some significant accomplishments and developments that are paving the way for the Company to secure meaningful product distribution and, importantly, corresponding revenue traction in 2025.

Highly Successful Launch on Amazon and Sure Shot E-Commerce Site

In November 2023, we launched our newly branded Sure Shot product on Amazon. The launch was met with tremendous excitement, demand and we sold out in a few hours! The initial Amazon launch was followed up by our own e-commerce channel launch in January 2024 that delivered a similar response wherein available product was sold-out within a day. We believe the overwhelming response to both launches mark an anticipated demand for our innovative beverage solution designed to enhance health, wellness and alleviate the negative, deleterious physical and economic effects of alcohol impairment and hangovers.

Safety Shot Efficacy, Validation via Clinical Trials and Research.

On March 4th we shared positive findings from a human clinical trial of Sure Shot published in a peer-reviewed article titled, “A Novel Blend of Dietary Ingredients Mitigates Blood and Breath Ethanol Levels After Acute Alcohol Intake,” in the Journal of Nutrition and Dietary Supplements (Feb 26, 2025, Volume 17, Pages 43-62). The randomized, double-blind, placebo-controlled clinical trial evaluated the efficacy of Safety Shot® in mitigating the negative effects of alcohol consumption. Results were groundbreaking with Safety Shot® statistically significantly reducing blood alcohol concentration (BAC), breath alcohol concentration (BrAC), and hangover symptoms compared to placebo (p < 0.05), and at a remarkably faster rate than the body’s natural processes. We will remain committed to transparency and scientific rigor and believe this data further solidifies our position in the market and reinforces our clinically backed claims.

Product Innovations and Rebranding

The rebranding to Sure Shot and reduction to the 4 oz. package helps to solidify our message and enhances convenience for our consumers while maintaining the high-quality standards they expect from us. Additionally, we are to have launched our On-the-Go Stick Pack in 2025 offering a new flavor that aligns with our commitment to innovation. More on this later in the letter. We also remain focused on continual flavor improvement of the Sure Shot drink to attract and retain customers as that is the Company’s primary objective.

Strategic Partnerships and Expanding Distribution

We are actively expanding our presence within grocery and convenience stores. Our partnerships with major online and brick and mortar retailers such as Walmart.com, Albertson’s, Von’s select 7-11 locations, GoPuff, and KeHe, among others, will facilitate our growth and enhance accessibility for our customers. We believe these collaborations will play a pivotal role in driving future sales and brand recognition.

Caring Brands Spin-Off

In an exciting development, we will be executing a spin-off of our Caring Brands division, with 2 million shares being distributed to Safety Shot shareholders. This strategic move is designed to unlock shareholder value and provide an opportunity for growth in Caring Brands.

Intellectual Property Development

To protect our innovations, we have secured a new patent that will help us enforce our clinically backed claims and safeguard our intellectual property. This will position Safety Shot as a leader in the dietary supplement industry, ensuring that our customers receive products that are not only effective but also backed by scientific research.

Looking Ahead to 2025

We enter 2025 excited about Safety Shot’s prospects as we anticipate meaningful growth stemming from several business drivers. First and foremost, we are in the process of completing our acquisition of Yerbae, that will significantly expand our product offering to a well-received and rapidly growing plant-based energy drink that has the marketing and financial backing of many well-known athletes including Aaron Rodgers, Brock Purdy and Giancarlo Stanton. Importantly, this acquisition will also open additional sizable distribution channels that include multiple nationally recognized grocers and big box discounters along with a deeper online penetration with Facebook and TikTok. We anticipate mailing proxies to shareholders shortly and with a shareholder meeting targeted to occur in late May/June period to finalize the acquisition.

We have launched our On the Go Stick Pack, with two flavors and more to come in our Sure Shot lineup. Improving product taste and expanding flavor varieties is a focus as we want to both improve both the take-up and recurring purchase rate by consumers as securing a recurring customer is the highest ROI investment we can make.

Lastly, I want to touch on the 2025 marketing budget. As previously communicated, we will be pivoting away from the aggressive influencer-centric marketing of Sure Shot in 2024. It is of the utmost importance for us to align the Company’s cost structure with anticipated revenue that we fully expect to materially improve in 2025 from both the anticipated Yerbae acquisition coupled with a more cost-conscious marketing strategy that will include more grassroots, distribution and alcoholic beverage partner-based campaigns. We appreciate the branding and exposure that our influencer partners provided Sure Shot, however, we believe reorienting our focus to getting product into the hands of new consumers is the optimal growth path at this still early stage for Sure Shot. In short, the more consumers experience the benefits of Sure Shot the greater the opportunity to secure a recurring customer.

Thank You!

On behalf of our Board of Directors and our dedicated team I want to personally express gratitude to our shareholders for their support of and confidence in Safety Shot. As previously mentioned, we anticipate a year of positive transformation, and we are highly appreciative for both the further capital commitment from several key investors along with patience from many who have stuck with us through a bumpy start that we see transitioning positively as we progress through 2025.

Sincerely,

Jarrett Boon

CEO

Safety Shot

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. Safety Shot, Inc. is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to SHOT. All statements other than statements of historical facts contained in this press release, including statements regarding SHOT’s future results of operations and financial position, SHOT’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of SHOT are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, risks relating to SHOT which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs; changes in applicable laws or regulations; the possibility that SHOT may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties, including those under “Risk Factors” in filings with the SEC made by SHOT. Moreover, SHOT operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond SHOT’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. None of SHOT gives any assurance that SHOT will achieve its expectations. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, SHOT assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations:

CORE IR

516 222 2560

investors@drinksafetyshot.com

Media Contact:

CORE IR

Jules Abraham

516 222 2560

julesa@coreir.com